Ingersoll Rand Reports Third-Quarter Adjusted Continuing EPS above Guidance at $1.21, EPS from Continuing Operations of $1.17

●	Third-quarter adjusted earnings per share (EPS) excluding restructuring and acquisition-related inventory step-up costs was above previous guidance range at $1.21, up 10 percent compared with 2014

●	Revenues were $3.5 billion in the third quarter. Organic revenues (excluding acquisitions and currency) were up 6 percent compared with 2014

●	Record Q3 adjusted operating margin of 14.0 percent excluding restructuring; 1.0 percentage point adjusted operating margin improvement

●
Full-year 2015 adjusted EPS from continuing operations forecast, excluding restructuring and other one-time costs, updated to $3.69 to $3.74; GAAP EPS from continuing operations forecast of $2.57 to $2.62

Swords, Ireland, October 27, 2015 - Ingersoll-Rand plc (NYSE:IR), a world leader in creating comfortable, sustainable and efficient environments, today reported diluted earnings per share (EPS) from continuing operations of $1.17 for the third quarter of 2015.
The company reported net earnings of $300.9 million, or EPS of $1.12, for the third quarter of 2015. Third-quarter net earnings included $312.9 million, or EPS of $1.17, from continuing operations, as well as a net loss of $(12.0) million, or EPS of $(0.05), from discontinued operations. Results for the third quarter of 2015 also included charges of $11.8 million or EPS of $(0.04) from restructuring and acquisition-related inventory step-up costs. Excluding the Q3 2015 charges, 2015 adjusted EPS from continuing operations was $1.21. This compares with net earnings from continuing operations of $298.3 million, or EPS of $1.10, for the third quarter of 2014. Third-quarter 2014 net earnings were $291.3 million, or EPS of $1.07, including a net loss of $(7.0) million, or EPS of $(0.03), from discontinued operations (see attached tables for additional details).
“We exceeded our EPS forecast, improved operating performance and delivered profitable growth in the third quarter through a series of actions that offset expected headwinds in the global economic environment, particularly in Asia and Latin America,” said Michael W. Lamach, chairman and chief executive officer. “While we

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expect continuing challenges from slow industrial markets for the remainder of the year, we will continue to grow revenue, earnings and cash flow as well as increase productivity, particularly in our businesses where we see market weakness.’’
Additional Highlights from the 2015 Third Quarter
Revenues: The company’s reported revenues increased 3 percent to $3,487 million, compared with revenues of $3,385 million for the 2014 third quarter. Revenues, excluding acquisitions and currency, increased 6 percent compared with last year. U.S. revenues were up 9 percent excluding acquisitions compared with 2014 and revenues from international operations decreased 7 percent (up 1 percent, excluding currency and acquisitions).
Operating Margin: Adjusted for restructuring and acquisition-related inventory step-up costs, the operating margin for the third quarter of 2015 was 14.0 percent, compared with the adjusted operating margin for the third quarter of 2014 of 13.0 percent (see attached tables for additional details). The 1.0 percentage point year-over-year adjusted margin increase was due to volume, price and gains from productivity initiatives offset by non-material inflation, negative currency, an increase in investment spending and the impact of the initial year of results from the Engineered Centrifugal Compression acquisition. The third-quarter reported operating margin was 13.6 percent, compared with 13.0 percent in 2014.
Interest Expense and Other Income/Expense: Interest expense was $55.8 million for the third quarter of 2015, compared with $52.3 million in the same period last year due to higher average debt balances. Other income totaled $12.2 million for the third quarter of 2015, compared with $9.6 million of income for the 2014 third quarter, primarily due to higher foreign exchange gains.
Taxes: The company had an adjusted effective tax rate of 25.9 percent in the third quarter of 2015. The effective adjusted rate for the third quarter of 2014 was 23.8 percent.
Third-Quarter Business Review
[Note: Adjusted margins for 2015 exclude restructuring costs - see attached tables for additional details].
The Climate Segment delivers energy-efficient solutions globally and includes Trane® and American Standard® Heating and Air Conditioning, which provides heating, ventilation and air conditioning (HVAC) systems and commercial and residential building services, parts, support and controls; and Thermo King®, the leader in transport temperature control solutions. Revenues for the third quarter of

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2015 were $2,758 million and increased 4 percent (up 8 percent ex-currency) compared with the third quarter of 2014. Bookings decreased 1 percent (up 3 percent ex-currency) year-over-year primarily due to difficult comparisons with record level 2014 bookings in North American transport and negative currency comparisons.
On a year-over-year basis, total HVAC revenues increased by a mid-single digit percentage and were up by an upper-single digit percentage excluding the impact of currency. Commercial HVAC revenues increased by a low-single digit percentage, with gains in North America and Europe partially offset by declines in Asia and Latin America. Excluding currency, Commercial HVAC revenues in North America increased by a mid-single digit percentage in the quarter compared with last year and increased by a high-teens percentage in Europe and the Middle East. HVAC revenues excluding currency, increased by an upper-single digit percentage in Latin America and revenues in Asia were flat in the third quarter compared with last year. In Residential HVAC, revenues were up low-teens due to positive market growth and restocking by independent distributors.
Third-quarter 2015 Commercial HVAC bookings were down slightly as gains in North America were offset by declining orders in overseas markets. Third-quarter orders, excluding currency, increased by a mid-single digit percentage compared with last year.
Total Thermo King refrigerated transport revenues increased by a mid-single digit percentage (low-teens percentage ex-currency) in the third quarter compared with last year due to low-teens organic growth in both North America and Europe. Bookings declined in the third quarter of 2015 primarily due to difficult comparisons with record prior year orders in North America and the impact of currency on overseas orders.
Third-quarter 2015 segment operating margin was 15.5 percent (15.8 percent adjusted operating margin), compared with 14.3 percent last year. The year-over-year margin improvement was due to higher volumes and productivity, partially offset by inflation, negative currency and higher investment spending.
The Industrial Segment delivers products and services that enhance energy efficiency, productivity and operations. It includes Ingersoll Rand® compressed air systems and services, power tools and material handling systems, ARO® fluid management equipment, as well as Club Car® golf, utility and rough terrain vehicles. Total revenues in the third quarter of $729 million declined 2 percent compared with the third quarter of 2014. Organic revenues also decreased approximately 2 percent and organic bookings declined by 4 percent compared with last year.

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Revenues for air compressors and industrial products decreased by a low-single digit percentage compared with the third quarter of 2014 as gains in North America air compressors, primarily due to an acquisition, were offset by negative comparisons in overseas markets. Organic revenues and bookings both declined by a mid-single digit percentage compared with last year. Third-quarter parts and service organic revenues increased by a mid-single digit percentage.
Club Car revenues increased by a mid-single digit percentage (increased high-single digits ex-currency) compared with the third quarter of 2014, from increased sales of golf cars and utility vehicles.
Third-quarter segment operating margin for Industrial was 13.9 percent (14.4 percent adjusted operating margin) compared with 14.7 percent (14.8 percent adjusted operating margin) last year. The decline in operating margin was due to lower volumes, the first-year inclusion of the Engineered Centrifugal Compression acquisition related amortization costs, negative currency, and inflation, partially offset by productivity and price.
Balance Sheet
At the end of the third quarter, cash balances and total debt balances were $652 million and $4.6 billion, respectively. Working capital was 5.4 percent of revenues, compared with 4.0 percent in 2014.
Outlook
Based on a forecast of slow-to-moderate growth in worldwide construction and retrofit markets, and softer industrial markets for the remainder of the year, the company expects fourth-quarter 2015 organic revenues, which exclude currency and acquisitions, to increase in the range of 2 to 3 percent compared with 2014, and reported revenues are also expected to be up 2 to 3 percent. Adjusted EPS from continuing operations for the fourth quarter of 2015 are expected to be in the range of $0.90 to $0.95, with reported EPS of $0.87 to $0.92. Restructuring expenses in the fourth quarter are expected to approximate $0.02 per share. The fourth-quarter forecast reflects a tax rate of approximately 24 percent for continuing operations and an average diluted share count of approximately 266 million shares.
Organic revenues for the full-year 2015 are expected to increase in the range of 4 to 5 percent. Full-year reported revenues are expected to increase by approximately 3 percent compared with 2014. Full-year adjusted EPS from continuing operations are expected to be in the range of $3.69 to $3.74, with full-year reported continuing EPS expected to be $2.57 to $2.62. Restructuring expenses are expected to

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approximate $0.06 per share. The forecast includes a tax rate of 25 percent for continuing operations and an average diluted share count for the full year of approximately 268 million shares. Free cash flow for full-year 2015 is expected to approximate $950 million before the $375 million net tax payment associated with the IRS agreement announced in the second quarter, and the impact of restructuring.

This news release includes “forward-looking statements,” which are statements that are not historical facts, including statements that relate to the mix of and demand for our products, performance of the markets in which we operate, our share repurchase program including the amount of shares to be repurchased and timing of such repurchases, our projected 2015 fourth-quarter and full-year financial performance, the resolution of tax disputes previously described in the company’s periodic filings, the financial impact of such resolution and expectations related to cash outflows related to the resolution, and assumptions regarding our effective tax rate. These forward-looking statements are based on our current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from our current expectations. Such factors include, but are not limited to, global economic conditions, demand for our products and services, the impact of currency and tax law changes. Additional factors that could cause such differences can be found in our Form 10-K for the year ended December 31, 2014, our Form 10-Q for the quarters ended March 31, 2015, and June 30, 2015, and other SEC filings. We assume no obligation to update these forward-looking statements.

This news release also includes adjusted non-GAAP financial information which should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. Further information about the adjusted non-GAAP financial tables is attached to this news release.
All amounts reported within the earnings release above related to net earnings (loss), earnings (loss) from continuing operations, earnings (loss) from discontinued operations, and per share amounts are attributed to Ingersoll Rand’s ordinary shareholders.
Ingersoll Rand (NYSE:IR) advances the quality of life by creating comfortable, sustainable and efficient environments. Our people and our family of brands-including Club Car®, Ingersoll Rand®, Thermo King® and Trane®-work together to enhance the quality and comfort of air in homes and buildings; transport and protect food and perishables; and increase industrial productivity and efficiency. We are a $13 billion global business committed to a world of sustainable progress and enduring results. For more information, visit ingersollrand.com.

# # #
10/27/15
(See Accompanying Tables)

•	Condensed Consolidated Income Statement

•	Segments

•	Non-GAAP Financial Tables

•	Condensed Consolidated Balance Sheet

•	Condensed Consolidated Statement of Cash Flow

•	Balance Sheet Metrics and Free Cash Flow

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Contacts:
Media:	Investors and Financial Analysts:
Misty Zelent	Joe Fimbianti
(704) 655-5324, mzelent@irco.com	(704) 655-4721, joseph_fimbianti@irco.com
-or-
Janet Pfeffer
(704) 655-5319, janet_pfeffer@irco.com

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Table 1

INGERSOLL-RAND PLC
Condensed Consolidated Income Statement
(In millions, except per share amounts)

UNAUDITED

	For the quarter		For the nine months
	ended September 30,		ended September 30,
	2015	2014	2015	2014
Net revenues	$3,486.9	$3,385.0	$9,974.9	$9,650.9
Cost of goods sold	(2,379.4)	(2,327.0)	(6,960.6)	(6,721.7)
Selling & administrative expenses	(632.1)	(618.0)	(1,915.6)	(1,870.8)
Operating income	475.4	440.0	1,098.7	1,058.4
Interest expense	(55.8)	(52.3)	(166.7)	(157.3)
Other income (expense), net	12.2	9.6	7.8	20.2
Earnings before income taxes	431.8	397.3	939.8	921.3
Provision for income taxes	(113.8)	(94.1)	(472.1)	(222.5)
Earnings from continuing operations	318.0	303.2	467.7	698.8
Discontinued operations, net of tax	(12.0)	(7.0)	(23.4)	(8.6)
Net earnings	306.0	296.2	444.3	690.2
Less: Net earnings attributable to noncontrolling interests	(5.1)	(4.9)	(13.2)	(14.0)
Net earnings attributable to Ingersoll-Rand plc	$300.9	$291.3	$431.1	$676.2

Amounts attributable to Ingersoll-Rand plc
ordinary shareholders:
Continuing operations	$312.9	$298.3	$454.5	$684.8
Discontinued operations	(12.0)	(7.0)	(23.4)	(8.6)
Net earnings	$300.9	$291.3	$431.1	$676.2

Diluted earnings (loss) per share attributable to
Ingersoll-Rand plc ordinary shareholders:
Continuing operations	$1.17	$1.10	$1.69	$2.48
Discontinued operations	(0.05)	(0.03)	(0.09)	(0.03)
	$1.12	$1.07	$1.60	$2.45

Weighted-average number of common
shares outstanding:
Diluted	268.3	271.6	268.7	275.9

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 2

INGERSOLL-RAND PLC
Business Review
(In millions, except percentages)

UNAUDITED

	For the quarter		For the nine months
	ended September 30,		ended September 30,
	2015	2014	2015	2014
Climate
Net revenues	$2,758.2	$2,644.0	$7,732.2	$7,433.8
Segment operating income *	428.9	377.6	982.2	897.9
and as a % of Net revenues	15.5%	14.3%	12.7%	12.1%

Industrial
Net revenues	728.7	741.0	2,242.7	2,217.1
Segment operating income *	101.1	108.8	266.6	318.2
and as a % of Net revenues	13.9%	14.7%	11.9%	14.4%

Unallocated corporate expense	(54.6)	(46.4)	(150.1)	(157.7)

Total
Net revenues	$3,486.9	$3,385.0	$9,974.9	$9,650.9
Consolidated operating income	$475.4	$440.0	$1,098.7	$1,058.4
and as a % of Net revenues	13.6%	13.0%	11.0%	11.0%

* Segment operating income is the measure of profit and loss that the Company uses to evaluate the financial performance of the business and as the basis for performance reviews, compensation and resource allocation. For these reasons, the Company believes that Segment operating income represents the most relevant measure of segment profit and loss. The Company may exclude certain charges or gains from Operating income to arrive at a Segment operating income that is a more meaningful measure of profit and loss upon which to base its operating decisions.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 3

INGERSOLL-RAND PLC
Reconciliation of non-GAAP to GAAP
(In millions, except per share amounts)

UNAUDITED

		For the quarter ended September 30, 2015				For the nine months ended September 30, 2015
		As			As	As			As
		Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
	Net revenues	$3,486.9	$—		$3,486.9	$9,974.9	$—		$9,974.9

	Operating income	475.4	11.8	(a,b)	487.2	1,098.7	40.9	(a,b)	1,139.6
	Operating margin	13.6%			14.0%	11.0%			11.4%

	Earnings from continuing operations before income taxes	431.8	11.8	(a,b,c)	443.6	939.8	83.5	(a,b,c)	1,023.3
	Provision for income taxes	(113.8)	(1.2)	(d,e)	(115.0)	(472.1)	211.6	(d,e)	(260.5)
	Tax rate	26.4%			25.9%	50.2%			25.5%
	Earnings from continuing operations attributable to Ingersoll-Rand plc	$312.9	$10.6	(f)	$323.5	$454.5	$295.1	(f)	$749.6

	Diluted earnings per common share
	Continuing operations	$1.17	$0.04		$1.21	$1.69	$1.10		$2.79

	Weighted-average number of common shares outstanding
	Diluted	268.3	—		268.3	268.7	—		268.7

	Detail of Adjustments:
(a)	Restructuring costs		$11.5				$16.2
(b)	Acquisition Inventory step up		0.3				24.7
(c)	Venezuela remeasurement of monetary assets		—				42.6
(d)	Tax impact of adjustments a, b and c		(1.2)				(15.0)
(e)	IRS agreement		—				226.6
(f)	Impact of adjustments on earnings from continuing operations attributable to Ingersoll-Rand plc		$10.6				$295.1

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.
The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.
We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations. We believe that it is meaningful to provide the relative impact of impairment charges and the corresponding tax impacts in order to present a better understanding of our results on a period to period comparative basis.
The non-GAAP financial measures for operating income and margin, tax rate and EPS assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.
As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 4

INGERSOLL-RAND PLC
Reconciliation of non-GAAP to GAAP
(In millions, except per share amounts)

UNAUDITED

		For the quarter ended September 30, 2014				For the nine months ended September 30, 2014
		As			As	As			As
		Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
	Net revenues	$3,385.0	$—		$3,385.0	$9,650.9	$—		$9,650.9

	Operating income	440.0	1.2	(a)	441.2	1,058.4	10.1	(a)	1,068.5
	Operating margin	13.0%			13.0%	11.0%			11.1%

	Earnings from continuing operations before income taxes	397.3	1.2	(a)	398.5	921.3	10.1	(a)	931.4
	Provision for income taxes	(94.1)	(0.7)	(b)	(94.8)	(222.5)	(3.6)	(b)	(226.1)
	Tax rate	23.7%			23.8%	24.2%			24.3%
	Earnings from continuing operations attributable to Ingersoll-Rand plc	298.3	0.5	(c)	298.8	684.8	6.5	(c)	691.3

	Diluted earnings per common share
	Continuing operations	$1.10	$—		$1.10	$2.48	$0.03		$2.51

	Weighted-average number of common shares outstanding
	Diluted	271.6	—		271.6	275.9	—		275.9

	Detail of Adjustments:
(a)	Restructuring costs		1.2				10.1
(b)	Tax impact		(0.7)				(3.6)
(c)	Impact of adjustments on earnings from continuing operations attributable to Ingersoll-Rand plc		$0.5				$6.5

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.
The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.
We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations. We believe that it is meaningful to provide the relative impact of impairment charges and the corresponding tax impacts in order to present a better understanding of our results on a period to period comparative basis.
The non-GAAP financial measures for operating income and margin, tax rate and EPS assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.
As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 5

INGERSOLL-RAND PLC
Reconciliation of non-GAAP to GAAP
(In millions)
UNAUDITED

	For the quarter ended September 30, 2015		For the quarter ended September 30, 2014
	As Reported	Margin	As Reported	Margin
Climate
Net revenues	$2,758.2		$2,644.0

Segment operating income	$428.9	15.5%	$377.6	14.3%
Restructuring and Other	8.1	0.3%	0.4	—%
Adjusted operating income	437.0	15.8%	378.0	14.3%
Depreciation and amortization	63.5	2.3%	61.3	2.3%
EBITDA	$500.5	18.1%	$439.3	16.6%

Industrial
Net revenues	$728.7		$741.0

Segment operating income	$101.1	13.9%	$108.8	14.7%
Restructuring and Other	3.7	0.5%	0.5	0.1%
Adjusted operating income	104.8	14.4%	109.3	14.8%
Depreciation and amortization	20.6	2.8%	10.8	1.4%
EBITDA	$125.4	17.2%	$120.1	16.2%

Corporate
Unallocated corporate expense	$(54.6)		$(46.4)
Restructuring and Other	—		0.3
Adjusted corporate expense	(54.6)		(46.1)
Depreciation and amortization	4.4		10.2
EBITDA	$(50.2)		$(35.9)

Total Company
Net revenues	$3,486.9		$3,385.0

Operating income	$475.4	13.6%	$440.0	13.0%
Restructuring and Other	11.8	0.3%	1.2	—%
Adjusted operating income	487.2	14.0%	441.2	13.0%
Depreciation and amortization	88.5	2.5%	82.3	2.5%
EBITDA	$575.7	16.5%	$523.5	15.5%
The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.
The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.
We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.
The non-GAAP financial measures of EBITDA and EBITDA margin assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.
As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 6

INGERSOLL-RAND PLC
Condensed Consolidated Balance Sheets
(In millions)

UNAUDITED

	September 30,	December 31,
	2015	2014
ASSETS
Cash and cash equivalents	$651.5	$1,705.2
Accounts and notes receivable, net	2,342.4	2,119.0
Inventories	1,577.9	1,358.9
Other current assets	963.0	524.8
Total current assets	5,534.8	5,707.9
Property, plant and equipment, net	1,579.6	1,477.0
Goodwill	5,762.9	5,389.8
Intangible assets, net	3,968.9	3,783.9
Other noncurrent assets	977.9	939.9
Total assets	$17,824.1	$17,298.5

LIABILITIES AND EQUITY
Accounts payable	$1,340.8	$1,290.0
Accrued expenses and other current liabilities	2,358.2	1,893.4
Short-term borrowings and current maturities of long-term debt	837.0	482.7
Total current liabilities	4,536.0	3,666.1
Long-term debt	3,734.6	3,741.7
Other noncurrent liabilities	3,756.8	3,845.3
Equity	5,796.7	6,045.4
Total liabilities and equity	$17,824.1	$17,298.5

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 7

INGERSOLL-RAND PLC
Condensed Consolidated Statement of Cash Flow
(In millions)

UNAUDITED

	For the nine months
	ended September 30,
	2015	2014
Operating Activities
Income from continuing operations	$467.7	$698.8
Depreciation and amortization	269.2	250.5
Changes in assets and liabilities and other non-cash items	(456.7)	(391.6)
Net cash from operating activities of continuing operations	280.2	557.7
Net cash from operating activities of discontinued operations	(27.2)	(60.1)
Net cash from operating activities	253.0	497.6

Investing Activities
Capital expenditures	(173.3)	(150.7)
Other investing activities, net	(937.2)	29.7
Net cash from investing activities of continuing operations	(1,110.5)	(121.0)

Financing Activities
Net debt proceeds	339.1	4.0
Dividends paid to ordinary shareholders	(227.4)	(199.2)
Repurchase of ordinary shares	(233.4)	(1,172.9)
Other financing activities, net	45.6	80.1
Net cash from financing activities of continuing operations	(76.1)	(1,288.0)

Effect of exchange rate changes on cash and cash equivalents	(120.1)	(89.1)
Net decrease in cash and cash equivalents	(1,053.7)	(1,000.5)
Cash and cash equivalents - beginning of period	1,705.2	1,937.2
Cash and cash equivalents - end of period	$651.5	$936.7

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 8

INGERSOLL-RAND PLC
Balance Sheet Metrics and Free Cash Flow
($ in millions)

UNAUDITED

	December 31,	September 30,
	2014	2014	2015
Net Receivables	$2,119	$2,303	$2,342
Days Sales Outstanding	59.7	62.1	61.3

Net Inventory	$1,359	$1,419	$1,578
Inventory Turns	6.7	6.6	6.0

Accounts Payable	$1,290	$1,381	$1,341
Days Payable Outstanding	52.1	54.1	51.4

			Nine months ended
			September 30, 2015
Cash flow from operating activities (a)			$253.0
Capital expenditures (a)			(173.3)
Free cash flow			$79.7
Cash payment for IRS Agreement/Restructuring			384.8
Adjusted free cash flow			$464.5
(a) Includes both continuing and discontinued operations.

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.
The non-GAAP financial measure should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. It has limitations in that it does not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, this measure may not be comparable to non-GAAP financial measures reported by other companies.
We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and cash flow.
The non-GAAP financial measure of free cash flow assists investors with analyzing our business results as well as with predicting future performance. In addition, this non-GAAP financial measure is reviewed by management in order to evaluate the financial performance of each segment as well as the Company as a whole. It is the basis for performance reviews, compensation and resource allocation. We believe that the presentation of this non-GAAP financial measure will permit investors to assess the performance of the Company on the same basis as management.
As a result, one should not consider this measure in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION